Exhibit 10.5

FORM OF GUARANTY AND PLEDGE AGREEMENT

HCW BIOLOGICS INC., a Delaware corporation (the “Company”), is issuing that certain Promissory Note of even date herewith in the principal amount of $150,000 to [***] (the “Lender”) to memorialize the loan in such principal amount being funded by Lender to the Company on the date hereof (the “Loan”).

RECITALS:

WHEREAS, dr. hing c. wong (“Guarantor”) is the Founder and CEO, as well as a stockholder, of the Company; and

WHEREAS, Lender would not make the Loan if Guarantor did not execute and deliver to Lender this Guaranty and Pledge Agreement (the “Guaranty”).

NOW, THEREFORE, for and in consideration of the Loan and as a material inducement to Lender to make the Loan:

AGREEMENT:

1.
Guarantor hereby unconditionally and irrevocably guarantees the prompt payment by the Company of all principal, interest and all other sums payable by the Company under the Note and the faithful and prompt performance by the Company of each and every one of the terms, conditions and covenants of Note.
2.
In addition, as collateral security for the payment and performance of all liabilities of the Company under the Note and the Guarantor hereunder, the Guarantor grants a security interest in and lien upon all property referred to in Exhibit A attached hereto and incorporated herein (the “Collateral”). The parties hereto expressly agree that all rights, assets and property at any time held in or credited to any securities account constituting Collateral shall be treated as financial assets as defined in the Uniform Commercial Code as in effect in any applicable state (the “UCC”).
3.
No notice of default need be given to Guarantor, it being specifically agreed and understood that the guaranty of the undersigned is a continuing guaranty under which Lender may proceed forthwith and immediately against the Company or against Guarantor following an Event of Default under the Note or for the enforcement of any rights which Lender may have as against the Company pursuant to or under the terms of the Note.
4.
Further, the undersigned expressly agrees that his obligations hereunder shall in no ways be terminated, affected or impaired by reason of the granting by Lender of any indulgences to the Company or by reason of the assertion against the Company of any of the rights or remedies reserved to Lender pursuant to the provisions of the Note or by the relief of the Company from any of the Company’s obligations under the Note by operation of law or otherwise, the undersigned hereby waiving all suretyship defenses.
5.
The undersigned further covenants and agrees that this Guaranty shall remain and continue in full force and effect as to any modification or extension of the Note whether or not the undersigned shall have received any notice of or consented to such renewal, modification or extension.
6.
The undersigned further agrees that his liability hereunder shall be primary, and that in any right of action which shall accrue to Lender under the Note, Lender may, at her option, proceed against the undersigned and the Company, jointly and severally, and may proceed against the undersigned without having commenced any action against or having obtained any judgment against the Company.
7.
The undersigned hereby further agrees to pay loss, damage, cost or expense, including reasonable attorneys’ fees that Lender, her agents or beneficiaries, may suffer or incur in the successful enforcement of this Guaranty.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty at Miramar, Florida on May 8, 2025.

GUARANTOR

DR. HING C. WONG

EXHIBIT A

COLLATERAL

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